Exhibit 99.1 – News Release

Ritchie Bros. reports third quarter 2019 results

VANCOUVER, November 7, 2019– Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA, the “Company” or “Ritchie Bros.”) reported the following results for the three months ended September 30, 2019:

(All figures are presented in U.S. dollars)

Net income attributable to stockholders for Q3 2019 increased 9% to $25.3 million, diluted earnings per share (“EPS”) attributable to stockholders increased 10% to $0.23 from $0.21 per share, while diluted adjusted EPS attributed to stockholders (non-GAAP measure) increased 28% to $0.23 from $0.18 per share compared to the same period in 2018.

Consolidated results:

•	Total revenue in Q3 2019 increased 18% to $289.8 million as compared to Q3 2018
o	Service revenue in Q3 2019 increased 11% to $178.6 million as compared to Q3 2018
o	Inventory sales revenue in Q3 2019 increased 32% to $111.2 million as compared to Q3 2018
•	Total selling, general and administrative expenses (“SG&A”) in Q3 2019 increased 6% to $93.7 million as compared to Q3 2018
•	Operating income in Q3 2019 increased 29% to $40.2 million as compared to Q3 2018
•	Cash provided by operating activities was $309.1 million for the first nine months of 2019

Auctions & Marketplaces segment results:

•	GTV[1] in Q3 2019 increased 4% to $1.1 billion and increased 5% when excluding the impact of foreign exchange as compared to Q3 2018
•	A&M total revenue in Q3 2019 increased 20% to $261.3 million as compared to Q3 2018
o	Service revenue in Q3 2019 increased 12% to $150.1 million as compared to Q3 2018
o	Inventory sales revenue in Q3 2019 increased 32% to $111.2 million as compared to Q3 2018

Other Services segment results:

•	Other Services total revenue in Q3 2019 increased 6% to $28.5 million as compared to Q3 2018
•	Ritchie Bros. Financial Services (“RBFS”) revenue in Q3 2019 increased 29% to $6.2 million as compared to Q3 2018

Other Company development:

•	On August 8, 2019, the Board of Ritchie Bros. announced that Sharon Driscoll, Chief Financial Officer, and Karl Werner, President, International, have been named interim Co-Chief Executive Officers of the Company, in addition to their current roles effective October 1, 2019.

“Our positive earnings growth in the quarter was driven by solid GTV performance in our US region and global online GTV growth of 37%, highlighting the continued momentum and strength of our multichannel business model. Furthermore, we are pleased with our strong balance sheet and significant growth in our operating cash flow through the third quarter,” said Sharon Driscoll interim Co-Chief Executive Officer and Chief Financial Officer.

Karl Werner, interim Co-Chief Executive Officer and President of International, said, “We are encouraged by improvement in the overall equipment supply, with our sales teams doing a good job of securing volume to help offset some pockets of price deflation in the quarter. We remain focused on continued execution of our strategy and delivering exceptional service for our customers.”

1 Gross Transaction Value (“GTV”) represents total proceeds from all items sold at the Company’s live on site auctions and online marketplaces. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

The Company presents both GAAP and non-GAAP measures to provide investors with additional information. Providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Non-GAAP financial measures referred to in this news release are labeled as “non-GAAP measure” or designated as such with an asterisk (*). Please see page 9-11 for explanations of why the Company uses these non-GAAP measures and, if applicable, the reconciliation to the most comparable GAAP financial measures.

1

Financial Overview

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. $000's, except EPS)	2019	2018	2019 over 2018	2019	2018	2019 over 2018
Service revenue:
Commissions	$90,928	$87,548	4%	$317,674	$313,539	1%
Fees	87,649	73,826	19%	267,881	238,197	12%
Total service revenue	178,577	161,374	11%	585,555	551,736	6%
Inventory sales revenue	111,219	83,972	32%	400,892	262,318	53%
Total revenue	289,796	245,346	18%	986,447	814,054	21%
Service revenue as a % of total revenue	61.6%	65.8%	(420) bps	59.4%	67.8%	(840) bps
Inventory sales revenue as a % of total revenue	38.4%	34.2%	420 bps	40.6%	32.2%	840 bps
Costs of services	36,382	33,053	10%	122,719	112,743	9%
Cost of inventory sold	102,410	74,341	38%	372,703	231,834	61%
Selling, general and administrative expenses	93,691	88,323	6%	286,589	287,052	(0)%
Operating expenses	249,636	214,152	17%	834,729	685,192	22%
Cost of inventory sold as a % of operating expenses	41.0%	34.7%	630 bps	44.6%	33.8%	1080 bps
Operating income	40,160	31,194	29%	151,718	128,862	18%
Operating income margin	13.9%	12.7%	120 bps	15.4%	15.8%	(40) bps
Net income attributable to stockholders	25,266	23,138	9%	97,466	85,993	13%
Adjusted net income attributable to stockholders (non-GAAP measure)	25,266	19,328	31%	97,466	82,183	19%
Diluted earnings per share attributable to stockholders	$0.23	$0.21	10%	$0.89	$0.79	13%
Diluted adjusted EPS attributable to stockholders (non-GAAP measure)	$0.23	$0.18	28%	$0.89	$0.75	19%
Effective tax rate	21.1%	17.2%	390 bps	22.8%	18.2%	460 bps

Total GTV	1,084,241	1,039,427	4%	3,756,679	3,626,551	4%
Service revenue as a % of total GTV- Rate	16.5%	15.5%	100 bps	15.6%	15.2%	40 bps
Inventory sales revenue as a % of total GTV- Mix	10.3%	8.1%	220 bps	10.7%	7.2%	350 bps

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Segment Overview

(in U.S $000's)	Three months ended September 30, 2019			Nine months ended September 30, 2019
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$150,093	$28,484	$178,577	$494,580	$90,975	$585,555
Inventory sales revenue	111,219	-	111,219	400,892	-	400,892
Total revenue	261,312	28,484	289,796	895,472	90,975	986,447
Ancillary and logistical service expenses	-	13,285	13,285	-	43,516	43,516
Other costs of services	21,431	1,666	23,097	74,799	4,404	79,203
Cost of inventory sold	102,410	-	102,410	372,703	-	372,703
SG&A expenses	88,138	5,553	93,691	268,786	17,803	286,589
Segment profit	$49,333	$7,980	$57,313	$179,184	$25,252	$204,436
Total GTV	1,084,241	N/A	N/A	3,756,679	N/A	N/A
A&M service revenue as a % of total GTV- Rate	13.8%	N/A	N/A	13.2%	N/A	N/A

(in U.S $000's)	Three months ended September 30, 2018			Nine months ended September 30, 2018
	A&M	Other	Consolidated	A&M	Other	Consolidated
Service revenue	$134,604	$26,770	$161,374	$463,076	$88,660	$551,736
Inventory sales revenue	83,972	-	83,972	262,318	-	262,318
Total revenue	218,576	26,770	245,346	725,394	88,660	814,054
Ancillary and logistical service expenses	-	11,682	11,682	-	46,242	46,242
Other costs of services	20,059	1,312	21,371	62,888	3,613	66,501
Cost of inventory sold	74,341	-	74,341	231,834	-	231,834
SG&A expenses	83,542	4,781	88,323	272,503	14,549	287,052
Segment profit	$40,634	$8,995	$49,629	$158,169	$24,256	$182,425
Total GTV	1,039,427	N/A	N/A	3,626,551	N/A	N/A
A&M service revenue as a % of total GTV- Rate	12.9%	N/A	N/A	12.8%	N/A	N/A

Consolidated Performance Overview

GTV increased 4% to $1.1 billion and increased 5% when excluding the impact of foreign exchange. The increase was led by strong growth in online marketplaces of 37%, partially offset by live on site auction volume declining 3%. Despite a strong positive live GTV performance from the US region, overall live was down due to the calendar shift of the larger Moerdijk, Netherlands auction to Q2 2019, lower demand within the energy and the Canadian agriculture sectors, and softer performance at the Dubai, UAE auction from lower demand in the region.

Total revenue increased 18% to $289.8 million with Service revenue growth of 11% and Inventory sales revenue growth of 32%.

Service revenue growth of 11% was driven by commissions revenue increasing 4% and fee revenue increasing 19%. The increase in commissions revenue was in line with higher Service GTV, and due to strong performance in our US region, where the Company experienced volume growth through both live auctions and weekly featured online businesses, combined with strong growth in the Company’s global guarantee rates. The increase in fee revenue was driven primarily by the buyer fees harmonization, fee growth from higher GTV and RBFS fee revenue growth.

Inventory sales revenue increased 32% primarily due to higher inventory volumes at the US live auctions and GovPlanet business.

Costs of services increased 10% to $36.4 million. The increase was primarily in line with growth in services revenue, including incremental GovPlanet operating costs.

Cost of inventory increased 38% to $102.4 million, in line with the overall increase in inventory sales volume.

Selling, general and administrative (“SG&A”) expenses increased 6% to $93.7 million primarily due to higher year-over-year incentive compensation expenses on improved performance and to a lesser extent, on-going incremental GovPlanet costs, partially offset by the positive impact of foreign exchange fluctuations.

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Foreign exchange had an unfavourable impact on total revenue and a favourable impact on expenses. These impacts were primarily due to the fluctuations in the Euro and Canadian dollar exchange rates relative to the U.S. dollar.

Net income attributable to stockholders increased 9% to $25.3 million. The increase was primarily due to higher operating income, partially offset by a non-recurring gain on sale of equity accounted investment recorded in Q3 2018 and higher taxes due to an increase in the effective tax rate. Adjusted net income attributed to stockholders (non-GAAP measure) increased 31%, to $25.3 million in Q3 2019 compared to $19.3 million in Q3 2018.

Primarily for the same reasons noted above, diluted EPS attributable to stockholders increased 10% to $0.23 per share compared to $0.21 per share in Q3 2018. Diluted adjusted EPS attributed to stockholders (non-GAAP measure) increased 28% to $0.23 in Q3 2019 compared to $0.18 in Q3 2018.

Dividend Information

Quarterly dividend

The Company declared on November 7, 2019, a quarterly cash dividend of $0.20 per common share payable on December 18, 2019 to shareholders of record on November 27, 2019.

Q3 2019 Earnings Conference Call

Ritchie Bros. is hosting a conference call to discuss its financial results for the quarter ended September 30, 2019, at 8am Pacific time / 11 am Eastern time / 4pm GMT on November 8, 2019. The replay of the webcast will be available through December 8, 2019.

Conference call and webcast details are available at the following link:

https://investor.ritchiebros.com

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company’s suite of multichannel sales solutions also includes RB Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

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Forward-looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, including Q4 performance, growth prospects, and payment of dividends. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond the Company’s control, including the numerous factors that influence the supply of and demand for used equipment; economic and other conditions in local, regional and global sectors; the Company’s ability to successfully integrate IronPlanet, and to receive the anticipated benefits of the IronPlanet acquisition and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company's Form 10-Q for the quarter ended September 30, 2018, which are available on the SEC, SEDAR, and Company websites. The foregoing list is not exhaustive of the factors that may affect the Company’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward looking statements are made as of the date of this news release and the Company does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward looking statements.

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GTV and Selected Condensed Consolidated Financial Information

GTV and Condensed Consolidated Income Statements – Third Quarter

(Expressed in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Three months ended September 30, 2019			Nine months ended September 30, 2019
			% Change			% Change
	2019	2018	2019 over 2018	2019	2018	2019 over 2018
GTV	$1,084,241	$1,039,427	4%	$3,756,679	$3,626,551	4%
Revenue:
Service revenue	$178,577	$161,374	11%	$585,555	$551,736	6%
Revenue from inventory sales	111,219	83,972	32%	400,892	262,318	53%
Total revenue	289,796	245,346	18%	986,447	814,054	21%
Operating expenses:
Costs of services	36,382	33,053	10%	122,719	112,743	9%
Cost of inventory sold	102,410	74,341	38%	372,703	231,834	61%
Selling, general and administration expenses	93,691	88,323	6%	286,589	287,052	0%
Acquisition-related costs	45	2,007	(98)%	752	5,039	(85)%
Depreciation and amortization expenses	17,692	16,723	6%	51,919	49,451	5%
Gain on disposition of property, plant and equipment	(821)	(342)	140%	(1,071)	(958)	12%
Foreign exchange loss	237	47	404%	1,118	31	3506%
Total operating expenses	249,636	214,152	17%	834,729	685,192	22%
Operating income	40,160	31,194	29%	151,718	128,862	18%
Interest expense	(10,090)	(10,473)	(4)%	(31,023)	(32,720)	(5)%
Other, net	1,962	7,182	(73)%	5,680	8,995	(37)%
Income before income taxes	32,032	27,903	15%	126,375	105,137	20%
Income tax expense	6,760	4,791	41%	28,800	19,091	51%
Net income	$25,272	$23,112	9%	$97,575	$86,046	13%
Net income (loss) attributable to:
Stockholders	$25,266	$23,138	9%	$97,466	$85,993	13%
Non-controlling interests	6	(26)	(123)%	109	53	106%
	$25,272	$23,112	9%	$97,575	$86,046	13%
Earnings per share attributable to stockholders:
Basic	$0.23	$0.21	10%	$0.90	$0.80	13%
Diluted	$0.23	$0.21	10%	$0.89	$0.79	13%
Weighted average number of share outstanding:
Basic	108,003,390	108,365,427	0%	108,453,525	107,811,391	1%
Diluted	109,381,173	109,887,194	0%	109,634,195	109,133,378	0%

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Condensed Consolidated Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$309,555	$237,744
Restricted cash	141,832	67,823
Trade and other receivables	249,925	129,257
Inventory	53,092	113,294
Other current assets	44,364	49,055
Income taxes receivable	10,488	6,365
Total current assets	809,256	603,538

Property, plant and equipment	476,776	486,599
Other non-current assets	148,375	29,395
Intangible assets	234,249	245,622
Goodwill	671,378	671,594
Deferred tax assets	17,797	15,648
Total assets	$2,357,831	$2,052,396

Liabilities and Equity
Auction proceeds payable	$453,278	$203,503
Trade and other payables	166,796	201,255
Income taxes payable	16,053	2,312
Short-term debt	5,805	19,896
Current portion of long-term debt	18,027	13,126
Total current liabilities	659,959	440,092

Long-term debt	671,301	698,172
Other non-current liabilities	150,400	41,980
Deferred tax liabilities	32,859	35,519
Total liabilities	1,514,519	1,215,763

Commitments
Contingencies
Contingently redeemable performance share units	-	923
Stockholders' equity:
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding shares: 108,210,335 (December 31, 2018: 108,682,030)	159,773	181,780
Additional paid-in capital	59,289	56,885
Retained earnings	684,231	648,255
Accumulated other comprehensive loss	(65,129)	(56,277)
Stockholders' equity	838,164	830,643
Non-controlling interest	5,148	5,067
Total stockholders' equity	843,312	835,710
Total liabilities and equity	$2,357,831	$2,052,396

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Condensed Consolidated Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Nine months ended September 30,	2019	2018
Cash provided by (used in):
Operating activities:
Net income	$97,575	$86,046
Adjustments for items not affecting cash:
Depreciation and amortization expenses	51,919	49,451
Stock option compensation expense	4,852	6,711
Equity-classified PSU expense	8,754	8,978
Deferred income tax recovery	(4,760)	(3,774)
Unrealized foreign exchange (gain) loss	(129)	501
Gain on disposition of property, plant and equipment	(1,071)	(958)
Amortization of debt issuance costs	2,701	3,032
Gain on disposition of equity investment	-	(4,935)
Other, net	9,892	(3,678)
Net changes in operating assets and liabilities	139,372	(44,227)
Net cash provided by operating activities	309,105	97,147
Investing activities:
Property, plant and equipment additions	(6,915)	(13,394)
Intangible asset additions	(18,377)	(19,410)
Proceeds on disposition of property, plant and equipment	5,610	2,524
Proceeds on disposal of equity investment	-	6,147
Other, net	(1,000)	(4,674)
Net cash used in investing activities	(20,682)	(28,807)
Financing activities:
Share repurchase	(42,012)	-
Dividends paid to stockholders	(60,791)	(56,116)
Issuances of share capital	12,440	27,072
Payment of withholding taxes on issuance of shares	(5,260)	(3,901)
Proceeds from short-term debt	10,519	6,949
Repayment of short-term debt	(24,979)	(3,372)
Repayment of long-term debt	(29,022)	(58,825)
Repayment of finance lease obligations	(4,848)	(2,827)
Other, net	-	(1,176)
Net cash used in financing activities	(143,953)	(92,196)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	1,350	(3,215)
Increase (decrease)	145,820	(27,071)
Beginning of period	305,567	331,116
Cash, cash equivalents, and restricted cash, end of period	$451,387	$304,045

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Selected Data

(Unaudited)

Industrial live on site auction metrics

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2019	2018	2019 over 2018	2019	2018	2019 over 2018
Number of auctions	46	45	2%	140	130	8%
Bidder registrations	165,500	123,000	35%	508,750	383,500	33%
Consignors	14,000	13,600	3%	43,000	39,050	10%
Buyers	34,800	31,400	11%	109,050	96,750	13%
Lots	98,400	89,000	11%	305,150	273,500	12%

Non-GAAP Measures

This news release references to non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted Net Income Attributable to Stockholders* and Diluted Adjusted EPS Attributable to Stockholders* Reconciliation

The Company believes that adjusted net income attributable to stockholders* provides useful information about the growth or decline of the net income attributable to stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted Adjusted EPS attributable to stockholders* eliminates the financial impact of adjusting items which are after-tax effects of significant non-recurring items that the Company does not consider to be part of the normal operating results, such as acquisition-related costs, management reorganization costs, and certain other items, which the Company refers to as ‘adjusting items’.

The following table reconciles adjusted net income attributable to stockholders* and diluted adjusted EPS attributable to stockholders* to net income attributable to stockholders and diluted EPS attributable to stockholders, which are the most directly comparable GAAP measures in the consolidated income statements.

(in U.S. $000's, except share and per share data)	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
	2019	2018	2019 over 2018	2019	2018	2019 over 2018
Net income attributable to stockholders	$25,266	$23,138	9%	$97,466	$85,993	13%
Pre-tax adjusting items:
Severance and retention	-	1,501	(100)%	-	1,501	(100)%
Gain on sale of equity accounted for investment	-	(4,935)	100%	-	(4,935)	100%
Current income tax effect of adjusting items:
Severance and retention	-	(376)	100%	-	(376)	100%
Adjusted net income attributable to stockholders*	$25,266	$19,328	31%	$97,466	$82,183	19%
Weighted average number of dilutive shares outstanding	109,381,173	109,887,194	0%	109,634,195	109,133,378	0%
Diluted earnings per share attributable to stockholders	$0.23	$0.21	10%	$0.89	$0.79	13%
Diluted adjusted EPS attributable to Stockholders*	$0.23	$0.18	28%	$0.89	$0.75	19%

(1)	Please refer to page 11 for a summary of adjusting items for the three month and nine month ended September 30, 2019 and September 30, 2018.
(2)	Adjusted net income attributable to stockholders* represents net income attributable to stockholders excluding the effects of adjusting items.
(3)	Diluted adjusted EPS attributable to stockholders* is calculated by dividing adjusted net income attributable to stockholders*, net of the effect of dilutive securities, by the weighted average number of dilutive shares outstanding.

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Adjusted Net Debt* and Adjusted Net Debt/Adjusted EBITDA* Reconciliation

The Company believes that comparing adjusted net debt/adjusted EBITDA* on a trailing 12-month basis for different financial periods provides useful information about the performance of the Company’s operations as an indicator of the amount of time it would take the Company to settle both the short and long-term debt. The Company does not consider this to be a measure of liquidity, which is the ability to settle only short-term obligations, but rather a measure of how well the Company funds liquidity.

The following table reconciles adjusted, net debt* to debt, adjusted EBITDA* to net income, and adjusted net debt*/adjusted EBITDA* to debt and debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, the consolidated financial statements.

(in U.S. $ millions)	As at and for the 12 months ended September 30,
					% Change
	2019		2018		2019 over 2018
Short-term debt	$5.8		$10.5		(45)%
Long-term debt	689.3		751.8		(8)%
Debt	695.1		762.3		(9)%
Less: cash and cash equivalents	(309.6)		(228.8)		35%
Adjusted net debt*	385.5		533.5		(28)%
Net income	$133.0		$122.9		8%
Add: depreciation and amortization expenses	69.1		65.1		6%
Add: interest expense	42.8		43.7		(2)%
Less: interest income	(3.3)		(2.7)		22%
Add: income tax expense	40.7		13.2		208%
Pre-tax adjusting items:
Severance and retention	-		3.7		(100)%
Gain on sale of equity accounted for investment	-		(4.9)		100%
Adjusted EBITDA*	$282.3		$241.0		17%
Debt/net income	5.2	x	6.2	x	(16)%
Adjusted net debt*/adjusted EBITDA*	1.4	x	2.2	x	(36)%

(1)	Please refer to page 11 for a summary of adjusting items during the trailing 12-months ended September 30, 2019 and September 30, 2018.
(2)	Adjusted EBITDA* is calculated by adding back depreciation and amortization expenses, interest expense, and income tax expense, and subtracting interest income from net income excluding the pre-tax effects of adjusting items.
(3)	Adjusted net debt* is calculated by subtracting cash and cash equivalents from short and long-term debt.
(4)	Adjusted net debt*/adjusted EBITDA* is calculated by dividing adjusted net debt* by adjusted EBITDA*.

Operating Free Cash Flow* (“OFCF”) Reconciliation

The Company believes OFCF*, when compared on a trailing 12-month basis to different financial periods provides an effective measure of the cash generated by the business and provides useful information regarding cash flows remaining for discretionary return to stockholders, mergers and acquisitions, or debt reduction. The balance sheet scorecard includes OFCF* as a performance metric. OFCF* is also an element of the performance criteria for certain annual short-term and long-term incentive awards.

The following table reconciles OFCF* to cash provided by operating activities, which is the most directly comparable GAAP measure in, or calculated from, the consolidated statements of cash flows:

(in U.S. $ millions)	12 months ended September 30,
			% Change
	2019	2018	2019 over 2018
Cash provided by operating activities	$356.2	$146.2	144%
Property, plant and equipment additions	10.4	16.1	(35)%
Intangible asset additions	25.1	27.5	(9)%
Proceeds on disposition of property plant and equipment	(13.7)	(4.0)	243%
Net capital spending	$21.8	$39.6	(45)%
OFCF*	$334.4	$106.6	214%

(1)	OFCF* is calculated by subtracting net capital spending from cash provided by operating activities.

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Adjusting items during the trailing 12-months ended September 30, 2019 were:

Recognized in the third quarter of 2019

•	There were no adjustment items recognized in the third quarter of 2019.

Recognized in the second quarter of 2019

•	There were no adjustment items recognized in the second quarter of 2019.

Recognized in the first quarter of 2019

•	There were no adjustment items recognized in the first quarter of 2019.

Recognized in the fourth quarter of 2018

•	There were no adjustment items recognized in the fourth quarter of 2018.

Adjusting items during the trailing 12-months ended September 30, 2018 were:

Recognized in the third quarter of 2018

•	$1.5 million ($1.1 million after tax, or $0.01 per diluted share) of severance and retention costs in a corporate reorganization that followed the IronPlanet acquisition;
•	$4.9 million ($4.9 million after tax, or $0.04 per diluted share) due to gain on sale of an equity accounted for investment.

Recognized in the second quarter of 2018

•	There were no adjustment items recognized in the second quarter of 2018.

Recognized in the first quarter of 2018

•	There were no adjustment items recognized in the first quarter of 2018.

Recognized in the fourth quarter of 2017

•	$2.2 million ($1.6 million after tax, or $0.02 per diluted share) of severance and retention costs in a corporate reorganization that followed the IronPlanet acquisition;
•	$10.1 million (or $0.10 per diluted share) benefit on remeasurement of deferred taxes due to the Tax Cuts and Jobs Act.

For further information, please contact:

Zaheed Mawani | Vice President, Investor Relations

Phone: 1.778.331.5219 | Email: zmawani@rbauction.com

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